Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Akorn, Inc.:

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-124190, 333-167031, 333-179476, 333-161908, 333-195673), of Akorn, Inc. of our report dated March 17, 2015, with respect to the consolidated balance sheets of Akorn, Inc. and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of comprehensive income, shareholders’ equity, and cash flows, for each of the years then ended, and the effectiveness of internal control over financial reporting as of December 31, 2014, which report appears  in the December 31, 2014 annual report on Form 10-K of Akorn, Inc.

Our report dated March 17, 2015, on the effectiveness of internal control over financial reporting as of December 31, 2014, expresses our opinion that Akorn, Inc. did not maintain effective internal control over financial reporting as of December 31, 2014 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that material weaknesses exist related to 1) the completeness and accuracy of underlying data used in the determination of significant estimates and accounting transactions, 2)  the process and controls in place to support the accurate and timely reporting of the financial results and disclosures, and 3) the process and controls in place over the financial statements of acquired subsidiaries, have been identified and included in management’s assessment.

Our report dated March 17, 2015 on effectiveness of internal control over financial reporting as of December 31, 2014, contains an explanatory paragraph that states management excluded from its assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, Hi Tech Pharmacal Co, Inc.’s (Hi Tech) and VPI Holdings Corp. Inc.’s (VersaPharm) internal control over financial reporting associated with total assets of $254,257,000 and $13,801,000, respectively, and total revenues of $164,825,000 and $9,173,000, respectively, included in the consolidated financial statements of Akorn, Inc. and subsidiaries as of and for the year ended December 31, 2014. Our audit of internal control over financial reporting of Akorn, Inc. also excluded an evaluation of the internal control over financial reporting of Hi Tech and VersaPharm.

/s/ KPMG LLP

Chicago, Illinois
March 17, 2015